CONSENT OF EXPERTS AND COUNSEL


CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 2-89499) pertaining to the 1984 Long-term Incentive Plan, in the Registration Statement (Form S-8 No. 33-20503) pertaining to the 1987 Longterm Incentive Plan, in the Registration Statement (Form S-8 No. 33-33623) pertaining to the Retirement Savings Plan, in the Registration Statement (Form S-8 No. 33-44423) pertaining to the 1991 Long-term Incentive Plan, in the Registration Statement (Form S-8 No. 33-56403) pertaining to the 1994 Longterm Incentive Plan, in the Registration Statement (Form S-8 No. 333-36743) pertaining to the 1997 Long-term Incentive Plan of Milacron Inc., and in the Registration Statement (Form S-8 No. 333-70733) pertaining to the Milacron Inc. Plan for the Deferral of Director's Compensation, of our report dated February 8, 1999, with respect to the consolidated financial statements and schedule included in this Annual Report (Form 10-K) of Milacron Inc. for the year ended December 31, 1998.





                    /s/ ERNST & YOUNG LLP




Cincinnati, Ohio
March 24, 1999